                                                                    Exhibit 10.5


===============================================================================





                       MASTER LOAN AND SECURITY AGREEMENT



                            -----------------------


                          Dated as of August 21, 1997


                            -----------------------




                     ALLIED CAPITAL COMMERCIAL CORPORATION,
                                 as a Borrower


                                      and


                       BUSINESS MORTGAGE INVESTORS, INC.
                                 as a Borrower


                          Collectively, the Borrowers


                                      and


                      MORGAN STANLEY MORTGAGE CAPITAL INC.
                                   as Lender





===============================================================================

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
RECITALS    1
SECTION 1. DEFINITIONS AND ACCOUNTING MATTERS ...............................1
     1.01  Certain Defined Terms ............................................1
     1.02  Accounting Terms and Determinations ..............................8

SECTION 2. LOANS, NOTE AND PREPAYMENTS ......................................8
     2.01  Loans ............................................................8
     2.02  Notes ............................................................9
     2.03  Procedure for Borrowing ..........................................9
     2.04  Limitation on Types of Loans; Illegality ........................10
     2.05  Repayment of Loans; Interest ....................................11
     2.06  Mandatory Prepayments or Pledge .................................11
     2.07  Indemnity .......................................................11

SECTION 3. PAYMENTS; COMPUTATIONS; ETC .....................................12
     3.01  Payments ........................................................12
     3.02  Computations ....................................................12
     3.03  Unutilized Credit Fee ...........................................12

SECTION 4. COLLATERAL SECURITY .............................................12
     4.01  Collateral; Security Interest ...................................12
     4.02  Further Documentation ...........................................13
     4.03  Changes in Locations, Name, etc. ................................13
     4.04  Lender's Appointment as Attorney-in-Fact ........................14
     4.05  Performance by Lender of Borrower's Obligations .................15
     4.06  Proceeds ........................................................15
     4.07  Remedies ........................................................15
     4.08  Limitation on Duties Regarding Presentation of Collateral .......16
     4.09  Powers Coupled with an Interest .................................16
     4.10  Release of Security Interest ....................................16

SECTION 5. CONDITIONS PRECEDENT ............................................16
     5.01  Initial Loan ....................................................16
     5.02  Initial and Subsequent Loans ....................................17

SECTION 6. REPRESENTATIONS AND WARRANTIES ..................................18
     6.01  Existence .......................................................19
     6.02  Financial Condition .............................................19
     6.03  Litigation ......................................................19

     6.04 No Breach .........................................................19
     6.05 Action ............................................................19
     6.06 Approvals .........................................................20
     6.07 Margin Regulations ................................................20
     6.08 Taxes .............................................................20
     6.09 Investment Company Act ............................................20
     6.10 Collateral; Collateral Security ...................................20
     6.11 Chief Executive Office ............................................21
     6.12 Location of Books and Records .....................................21
     6.13 Hedging ...........................................................21
     6.14 True and Complete Disclosure ......................................21
     6.15 Tangible Net Worth ................................................21

SECTION 7.     COVENANTS OF THE BORROWER ....................................21
     7.01 Financial Statements ..............................................21
     7.02 Litigation ........................................................22
     7.03 Existence, etc. ...................................................22
     7.04 Prohibition of Fundamental Changes ................................23
     7.05 Borrowing Base Deficiency .........................................23
     7.06 Notices ...........................................................23
     7.07 Hedging ...........................................................23
     7.08 Reports ...........................................................24
     7.09 Underwriting Guidelines ...........................................24
     7.10 Transactions with Affiliates ......................................24
     7.11 Limitation on Liens ...............................................24
     7.12 Limitation on Distributions .......................................24
     7.13 Maintenance of Tangible Net Worth .................................24
     7.14 Maintenance of Ratio of Total Indebtedness to Tangible Net Worth ..24
     7.15 Maintenance of Profitability ......................................24
     7.16 Servicing Tape ....................................................25
     7.17 Interest Rate Protection Agreements ...............................25

SECTION 8.     EVENTS OF DEFAULT ............................................25

SECTION 9.     REMEDIES UPON DEFAULT ........................................26

SECTION 10.    NO DUTY OF LENDER ............................................27

SECTION 11.    MISCELLANEOUS ................................................27
    11.01 Waiver ............................................................27
    11.02 Notices ...........................................................27
    11.03 Indemnification and Expenses ......................................27
    11.04 Amendments ........................................................28
    11.05 Successors and Assigns ............................................28
    11.06 Survival ..........................................................28

    11.07 Captions ..........................................................28
    11.08 Counterparts ......................................................28
    11.09 Loan Agreement Constitutes Security Agreement; Governing Law ......28
    11.10 Submission to Jurisdiction; Waivers ...............................28
    11.11 Waiver of Jury Trial ..............................................29
    11.12 Acknowledgments ...................................................29
    11.13 Hypothecation or Pledge of Loans ..................................29
    11.14 Servicing .........................................................30
    11.15 Periodic Due Diligence Review .....................................31
    11.16 Intent ............................................................31
    11.17 Joint and Several Liability .......................................31


SCHEDULES

SCHEDULE 1     Representations and Warranties re: Mortgage Loans
SCHEDULE 2     Filing Jurisdictions and Offices


EXHIBITS

EXHIBIT A      Form of Promissory Note
EXHIBIT B      Form of Custodial Agreement
EXHIBIT C      Form of Opinion of Counsel to Borrower
EXHIBIT D      Form of Request for Borrowing
EXHIBIT E-1    Form of Borrower's Release Letter
EXHIBIT E-2    Form of Warehouse Lender's Release Letter
EXHIBIT F      Underwriting Guidelines

                       MASTER LOAN AND SECURITY AGREEMENT

     MASTER LOAN AND SECURITY AGREEMENT, dated as of August 21, 1997, among ALLIED CAPITAL COMMERCIAL CORPORATION, a Maryland corporation, as a Borrower and BUSINESS MORTGAGE INVESTORS, INC., a Maryland corporation, as a Borrower (each a "Borrower" collectively, the "Borrowers") and MORGAN STANLEY MORTGAGE CAPITAL INC., a Delaware corporation (the "Lender").

                                    RECITALS

     Each Borrower has requested that the Lender from time to time make revolving credit loans to it to finance certain multifamily and commercial mortgage loans owned by such Borrower, and the Lender is prepared to make such loans upon the terms and conditions hereof. Accordingly, the parties hereto agree as follows:

     Section 1. Definitions and Accounting Matters.

     1.01 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.01 or in other provisions of this Loan Agreement in the singular to have the same meanings when used in the plural and vice versa):

     "Affiliate" shall mean, (i) with respect to the Lender, Morgan Stanley Group Inc. and MS & Co. and (ii) with respect to each Borrower, any "affiliate" of such Borrower as such term is defined in the United States Bankruptcy Code in effect from time to time.

     "Allied" shall mean Allied Capital Commercial Corporation.

     "Applicable Collateral Percentage" shall mean (a) with respect to all Eligible Mortgage Loans that can be readily deposited in a Standard Securitization Transaction, 85% to 88%, as determined by the Lender and (b) with respect to all Eligible Mortgage Loans that are not readily deposited in a Standard Securitization Transaction, as determined by the Lender on a case-by-case basis.

     "Applicable Margin" shall mean 100 basis points (1%).

     "Bailee Agreement" shall mean a Bailee Agreement, among the Borrower, the Lender and a Settlement Agent, in form and substance acceptable to the Lender.

     "Bankruptcy Code" shall mean the United States Bankruptcy Code of 1978, as amended from time to time.

     "Borrower" or "Borrowers" shall have the meaning provided in the heading hereof.

     "Borrowing Base" shall mean the aggregate Collateral Value of all Eligible Mortgage Loans.

     "Borrowing Base Deficiency" shall have the meaning provided in Section
2.06 hereof.

     "Business Day" shall mean any day other than (i) a Saturday or Sunday or
(ii) a day on which the New York Stock Exchange, the Federal Reserve Bank of New York or the Custodian is authorized or obligated by law or executive order to be closed.

     "Capital Expenditures" shall mean, as to any Person for any period, the aggregate amount paid or accrued by such Person and its Affiliates for the rental, lease, purchase (including by way of the acquisition of securities of any Person), construction or use of any Property during such period, the value or cost of which, in accordance with GAAP, would appear on such Person's consolidated balance sheet in the category of property, plant or equipment at the end of such period.

     "Capital Lease Obligations" shall mean, for any Person, all obligations of such Person to pay rent or other amounts under a lease of (or other agreement conveying the right to use) Property to the extent such obligations are required to be classified and accounted for as a capital lease on a balance sheet of such Person under GAAP, and, for purposes of this Loan Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" shall have the meaning provided in Section 4.01(b) hereof.

     "Collateral Value" shall mean, with respect to each Mortgage Loan, the lesser of (a) the Applicable Collateral Percentage of the Market Value of such Mortgage Loan, and (b) the outstanding principal balance of such Mortgage Loan; provided, that:

     (i) the Collateral Value shall be deemed to be zero with respect to each Mortgage Loan (1) in respect of which there is a breach of a representation and warranty set forth on Schedule 1 (assuming each representation and warranty is made as of the date Collateral Value is determined), (2) in respect of which there is a delinquency in the payment of principal and/or interest which continues for a period 60 days or more (without regard to any applicable grace periods), (3) which remains pledged to the Lender hereunder later than 365 days after the date on which it is first included in the Collateral, unless otherwise waived by the Lender, (4) which has been released from the possession of the Custodian under the Custodial Agreement to the Borrower for a period in excess of 14 days; or (5) a Wet-Ink Mortgage Loan for which the Custodian has failed to receive the original Mortgage Loan Documents by 10:00 a.m., New York time on the fourth Business Day following the applicable Funding Date;

     (ii) subject to clause (i)(2) above, the Collateral Value of Mortgage Loans in respect of which there is a delinquency in the payment of principal and/or interest which continuous unremedied for a period of 30 days or more may not exceed 10% of the Maximum Credit; and

     (iii) the aggregate Collateral Value of Eligible Mortgage Loans which are Wet-Ink Mortgage Loans may not exceed $30,000,000, unless otherwise approved by the Lender in its sole discretion.

     "Committed Loan" shall have the meaning assigned thereto in Section 2.01(a) hereof.

     "Custodial Agreement" shall mean the Custodial Agreement, dated as of the date hereof, among the Borrowers, the Custodian and the Lender, substantially in the form of Exhibit B hereto, as the same shall be modified and supplemented and in effect from time to time.

     "Custodian" shall mean LaSalle National Bank, as custodian under the Custodial Agreement, and its successors and permitted assigns thereunder.

     "Default" shall mean an Event of Default or an event that with notice or lapse of time or both would become an Event of Default.

     "Dollars" and "$" shall mean lawful money of the United States of America.

     "Due Diligence Fee" shall have the meaning provided in Section 5.01(h) hereof.

     "Due Diligence Review" shall mean the performance by the Lender of any or all of the reviews permitted under Section 11.15 hereof with respect to any or all of the Mortgage Loans, as desired by the Lender from time to time.

     "Effective date" shall mean the date upon which the conditions precedent forth in Section 5.01 shall have been satisfied.

     "Eligible Mortgage Loans" shall mean the collective reference to (a) any Mortgage Loan secured by a first mortgage lien on a retail, office, hotel or other commercial property and (b) any Mortgage Loan secured by a first mortgage lien on a five-or-more family residential property; provided, however, that, in each case, with respect to each Mortgage Loan either (A) (i) the representations and warranties in Section 6.10 and Part I of Schedule 1 hereof are correct in all material respects (ii) each Mortgage Loan is underwritten in accordance with the Borrowers' Underwriting Guidelines and (iii) each Mortgage Loan is eligible for inclusion in a Standard Securitized Transaction or (B) each Mortgage Loan is otherwise expressly approved as an Eligible Mortgage Loan by the Lender in writing.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Affiliate" shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Section 414(b) or (c) of the Code of which either Borrower is a member and (ii) solely for purposes of potential liability under Section 302(c)(11) of ERISA and Section 412(c)(11) of the Code and the lien created under Section 302(f) of ERISA and Section 412(n) of the Code, described in Section 414(m) or (o) of the Code of which either Borrower is a member.

     "Eurodollar Rate" shall mean with respect to each day during each Interest Period pertaining to such Loan, the rate per annum equal to the rate appearing at page 5 of the Telerate Screen, on the first day of such Interest Period, for the one-month term, as applicable, corresponding to such Interest Period, and if such rate shall not be so quoted, the rate per annum at which the Lender is offered Dollar deposits at or about 10:00 A.M., New York City time, on the first day of such Interest Period, by prime banks in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of the Loans to be outstanding during such Interest Period.

     "Federal Funds Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Lender from three federal funds brokers of recognized standing selected by it.

     "Funding Date" shall mean the date on which a Loan is made hereunder.

     "GAAP" shall mean generally accepted accounting principles as in effect from time to time in the United States.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator having jurisdiction over either Borrower, any of its Subsidiaries or any of its properties.

     "Guarantee" shall mean, as to any Person, any obligation of such Person directly or indirectly guaranteeing any Indebtedness of any other Person or in any manner providing for the payment of any Indebtedness of any other Person or otherwise protecting the holder of such Indebtedness against loss (whether by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, or to take-or-pay or otherwise); provided that the term "Guarantee" shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations to make servicing advances for delinquent taxes and insurance or other obligations in respect of a Mortgaged Property, to the extent required by the Lender. The amount of any Guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith. The terms "Guarantee" and "Guaranteed" used as verbs shall have correlative meanings.

     "Indebtedness" shall mean, for any Person: (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of Property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such Property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of Property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within 90 days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the Property of such Person, other than the respective Indebtedness so secured that has not been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) Capital Lease Obligations of such Person; (f) obligations of such Person under repurchase agreements or like arrangements; (g) Indebtedness of other Guaranteed by such Person; (h) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; and (i) Indebtedness of general partnerships of which such Person is a general partner.

     "Interest Period" shall mean, with respect to any Loan, (a) initially, the period commencing on the applicable Funding Date to but excluding the first Payment Date; and (b) thereafter, each period commencing on a Payment Date to but excluding the next Payment Date; provided that, notwithstanding the foregoing, (i) an Interest Period may be for a term of fewer days as mutually agreed upon between the Borrower and the Lender and (ii) no Interest Period may end after the Termination Date.

     "Interest Rate Protection Agreement" shall mean, any interest rate swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, either generally or under specific contingencies, entered into by either Borrower and reasonably acceptable to the Lender.

     "Lender" shall have the meaning provided in the heading hereto.

     "Lien" shall mean any mortgage, lien, pledge, charge, security interest or similar encumbrance.

     "Loan" shall mean any Committed Loan or Uncommitted Loan, as applicable, and collectively "Loans" shall mean the sum of all Committed Loans and Uncommitted Loans.

     "Loan Agreement" shall mean this Master Loan and Security Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

     "Loan Documents" shall mean, collectively, this Loan Agreement, the Note and the Custodial Agreement.

     "Market Value" shall mean, as of any date in respect of an Eligible Mortgage Loan, the price at which such Eligible Mortgage Loan could readily be sold as determined in good faith by the Lender, which price may be determined to be zero. The Lender's determination of Market Value shall be conclusive upon the parties absent manifest error on the part of the Lender.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the Property, business, operations, financial condition or prospects of either Borrower, (b) the ability of either Borrower to perform its obligations under any of the Loan Documents to which it is a party, (c) the validity or enforceability of any of the Loan Documents, (d) the rights and remedies of the Lender under any of the Loan Documents, (e) the timely payment of the principal of or interest on the Loans or other amounts payable in connection therewith or
(f) the Collateral.

     "Maximum Committed Amount" shall mean $100,000,000.

     "Maximum Credit" shall mean the sum of the Maximum Committed Amount and the Maximum Uncommitted Amount, which shall equal $250,000,000.

     "Maximum Uncommitted Amount" shall mean $150,000,000.

     "Mortgage" shall mean the mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on the fee in real property securing the Mortgage Note and the assignment of rents and leases related thereto.

     "Mortgage File" shall have the meaning assigned thereto in the Custodial Agreement.

     "Mortgage Loan" shall mean a mortgage loan which the Custodian has been instructed to hold for the Lender pursuant to the Custodial Agreement, and which Mortgage Loan includes, without limitation, (i) a Mortgage Note and related Mortgage and (ii) all right, title and interest of the Borrower in and to the Mortgaged Property covered by such Mortgage.

     "Mortgage Loan Documents" shall mean, with respect to a Mortgage Loan, the documents comprising the Mortgage File for such Mortgage Loan.

     "Mortgage Loan Schedule" shall have the meaning assigned thereto in the Custodial Agreement.

     "Mortgage Loan Schedule and Exception Report" shall mean the mortgage loan schedule and exception report prepared by the Custodian pursuant to the Custodial Agreement.

     "Mortgage Loan Tape" shall mean a computer-readable magnetic tape with respect to each Mortgage Loan, to be delivered by each Borrower to the Lender pursuant to Section 2.03(a) hereof, containing tape fields as shall be mutually agreed upon by each Borrower and the Lender.

     "Mortgage Note" shall mean the original executed promissory note or other evidence of the indebtedness of a mortgagor/borrower with respect to a Mortgage Loan.

     "Mortgaged Property" shall mean the real property (including all improvements, buildings, fixtures, building equipment and personal property thereon and all additions, alterations and replacements made at any time with respect to the foregoing) and all other collateral securing repayment of the debt evidenced by a Mortgage Note.

     "Mortgagor" shall mean the obligor on a Mortgage Note.

     "MS & Co." shall mean Morgan Stanley & Co. Incorporated, a registered broker-dealer.

     "Multiemployer Plan" shall mean a multiemployer plan defined as such in
Section 3(37) of ERISA to which contributions have been or are required to be made by either Borrower or any ERISA Affiliate and that is covered by Title IV of ERISA.

     "Net Income" shall mean, for any period, the net income of each Borrower for such period as determined in accordance with GAAP.

     "Note" shall mean the promissory note provided for by Section 2.02(a) hereof for Loans and any promissory note delivered in substitution or exchange therefor, in each case as the same shall be modified and supplemented and in effect from time to time.

     "Payment Date" shall mean (a) the first Business day of each calendar month, commencing with the first Business Day of the month following the month in which the first Funding Date occurs, and (b) the Termination Date.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

     "Person" shall mean any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency), instrumentality or political subdivision thereof).

     "Plan" shall mean an employee benefit or other plan established or maintained by the Borrower or any ERISA Affiliate and covered by Title IV of ERISA, other than a Multiemployer Plan.

     "Post-Default Rate" shall mean, in respect of any principal of any Loan or any other amount under this Loan Agreement, the Note or any other Loan Document that is not paid when due to the Lender (whether at stated maturity, by acceleration, by optional or mandatory prepayment or otherwise), a rate per annum during the period from and including the due date to but excluding the date on which such amount is paid in full equal to 2% per annum plus the Prime Rate.

     "Prime Rate" shall mean the prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal.

     "Property" shall mean any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

     "Regulation G,T,U and X" shall mean Regulations G,T,U and X of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

     "Responsible Officer" shall mean, as to any Person, the chief executive officer or managing director or with respect to financial matters, the chief financial officer of such Person.

     "Secured Obligations" shall have the meaning provided in Section 4.01(c) hereof.

     "Servicer" shall have the meaning provided in Section 11.14(c) hereof.

     "Servicing Agreement" shall have the meaning provided in Section 11.14(c) hereof.

     "Servicing Records" shall have the meaning provided in Section 11.14(b) hereof.

     "Settlement Agent" shall mean, with respect to any Loan, the entity approved by the Lender, in its sole good-faith discretion (which may be a title company, escrow company or attorney in accordance with local law and practice in the jurisdiction where the related Wet-Ink Mortgage Loan is being originated) to which the proceeds of such Loan are to be wired pursuant to the instructions of the Lender.

     "Standard Securitization Transaction" shall mean a securitization transaction baked by Mortgage loans underwritten or placed on behalf of either Borrower which transaction has received an investment grade rating from any nationally-recognized rating agency and otherwise conforms to the current standards of institutional securitization applicable to mortgage loans substantially similar in nature to the Mortgage Loans.

     "Subsidiary" shall mean, with respect to any Person, any corporation, partnership or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership or other entity (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such corporation, partnership or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

     "Tangible Net Worth" shall mean, as of particular date,

     (a) all amounts which would be included under capital on a balance sheet of either Borrower at such date, determined in accordance with GAAP, less

     (b) (i) amounts owing to such Borrower from Affiliates in excess of $10,000,000 in the aggregate and (ii) intangible assets.

     "Termination Date" shall mean August 21, 1998 or such earlier date on which this Loan Agreement shall terminate in accordance with the provisions hereof or by operation of law.

     "Test Period" shall have the meaning provided in Section 7.15 hereof.

     "Total Indebtedness" shall mean, for any period, the aggregate Indebtedness of the Borrower during such period less the amount of any nonspecific balance sheet reserves maintained in accordance with GAAP.

     "Uncommitted Loan" shall have the meaning assigned thereto in Section 2.01(b) hereof.

     "Underwriting Guidelines" shall mean the underwriting guidelines attached as Exhibit E hereto.

     "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

     "Wet-Ink Mortgage Loan" shall mean a Mortgage Loan which is pledged to the Lender simultaneously with the origination thereof by either Borrower, which origination is financed in part or in whole with proceeds of Loans advanced directly to a Settlement Agent and which Wet-Ink Mortgage Loan is held by the Settlement Agent pursuant to a Bailee Agreement.

     102. Accounting Terms and Determinations. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lender hereunder shall be prepared, in accordance with GAAP.

     Section 2. Loans, Note and Prepayments.

     2.01 Loans.

     (a) Subject to the fulfillment of the conditions precedent set forth in Sections 5.01 and 5.02 hereof, and provided that no Default shall have occurred and be continuing hereunder, the Lender agrees, from time to time, on the terms and conditions of this Loan Agreement, to make loans (individually, a "Committed Loan" and, collectively, the "Committed Loans") to the Borrower in Dollars, from and including the Effective Date to and including the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the Maximum Committed Amount as in effect from time to time. To the extent that a Mortgage Loan is an Eligible Loan solely as a result of clause (B) of the definition thereof, the Lender may make Loans secured by such Eligible Mortgage Loans, in its sole discretion and on an uncommitted basis.

        (b) In addition to the foregoing, the Lender may from time to time in its sole discretion, on the terms and conditions of this Loan Agreement, make loans (individually, an "Uncommitted Loan"; collectively, the "Uncommitted Loans") to the Borrower in Dollars during the period from and including the Effective Date to and including the Termination Date in an aggregate principal amount at any one time outstanding up to but not exceeding the Maximum Uncommitted Amount as in effect from time to time. In determining whether Loans outstanding secured by Eligible Mortgage Loans are Committed Loans or Uncommitted Loans, such Loans shall first be deemed Committed Loans up to the Maximum Committed Amount, and then the remainder shall be deemed Uncommitted Loans.

        (c) Subject to the terms and conditions of this loan Agreement, during such period the Borrower may borrow, repay and reborrow hereunder.

        (d) In no event shall a Loan be made when any Default or Event of Default has occurred and is continuing.

        2.02  Notes.

        (a) The Loans made by the Lenders shall be evidenced by a single promissory note of the Borrowers substantially in the form of Exhibit A hereto (the "Note"), dated the date hereof, payable to the Lender in a principal amount equal to the amount of the Maximum Credit as originally in effect and otherwise duly completed. The Lender shall have the right to have its Note subdivided, by exchange for promissory notes of lesser denominations or otherwise.

        (b) The date, amount and interest rate of each Loan made by the Lender to the Borrowers, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of the Note, endorsed by the Lender on the schedule attached to the Note or any continuation thereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrowers to make payment when due of any amount owing hereunder, or under the Note in Respect of the Loans.

        2.03  Procedure for Borrowing.

        (a) The Borrowers may request a borrowing hereunder, on any Business Day during the period from and including the Effective Date to and including the Termination Date, by delivering to the Lender, with a copy to the Custodian, an irrevocable written request for borrowing, substantially in the form of Exhibit D attached hereto, which request must be received by the Lender prior to 11:00 a.m. New York City time, one (1) Business Day prior to the requested Funding Date. Such request for borrowing shall (i) attach a schedule identifying the Eligible Mortgage Loans that the Borrower proposes to pledge to the Lender and to be included in the Borrowing Base in connection with such borrowing, (ii) specify the requested Funding Date and the requested Loan amount, (iii) include a Mortgage Loan Tape containing information with respect to the Eligible Mortgage Loans that the applicable Borrower proposes to pledge to the Lender and to be included in the Borrowing Base in connection with such borrowing, and (iv) attach an officer's certificate signed by a Responsible Officer of the respective Borrower as required by Section 5.02(b) hereof.

        (b) Upon the Borrower's request for a borrowing pursuant to Section 2.03(a), the Lender shall, assuming all conditions precedent set forth in
Section 5.01 and 5.02 have been met and provided no Default shall have occurred and be continuing, make a Committed Loan to the Borrower on the requested Funding Date, in the amount so requested.

        (c) Upon the Borrower's request for a borrowing pursuant to Section 2.03(a), the Lender may at its sole option, assuming all conditions precedent set forth in Section 5.01 and 5.02 have been met and provided no Default shall have occurred and be continuing, make an Uncommitted Loan to the Borrower on the requested Funding Date, in the amount so requested.

        (d) The requesting Borrower shall release to the Custodian no later than 12:00 p.m., New York time, one (1) Business Day prior to the requested Funding Date, the Mortgage File pertaining to each Eligible Mortgage Loan to be pledged to the Lender and included in the Borrower Base on such requested Funding Date, in accordance with terms and conditions of the Custodial Agreement.

        (e) Pursuant to the Custodial Agreement, the Custodian shall deliver to the Lender and the Borrowers, no later than 11:00 a.m. on a Funding Date, a Trust Receipt (as defined in the Custodial Agreement) in respect of all Eligible Mortgage Loans (other than a Wet-Ink Mortgage Loan) pledged to the Lender on such Funding Date, and a Mortgage Loan Schedule and Exception Report. Subject to Section 5 hereof, such borrowing will then be made available to the Borrowers by the Lender transferring, via wire transfer, with respect to Loans secured by Mortgage Loans other than Wet-Ink Mortgage Loans, to the following account of the Borrowers: Nationsbank ABA 052-001633 Acct# 393-340-6260, and, with respect to Loans secured by Wet-Ink Mortgage Loans, to the Settlement Agent in accordance with the Borrower's instructions.

        2.04 Limitation on Types of Loans; Illegality. Anything herein to the contrary notwithstanding, if, on or prior to determination of any Eurodollar
Rate:

        (a) the Lender determines, which determination shall be conclusive, that quotations of interest rates for the relevant deposits referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for Loans as provided herein; or

        (b) the Lender determines, which determination shall be conclusive, that the relevant rate of interest referred to in the definition of "Eurodollar Rate" in Section 1.01 hereof upon the basis of which the rate of interest for Loans is to be determined is not likely adequately to cover the cost to the Lender of making or maintaining Loans; or

        (c) it becomes unlawful for the Lender to honor its obligation to make or maintain Loans hereunder using a Eurodollar Rate;

        then the Lender shall give the Borrowers prompt notice thereof and, so long as such condition remains in effect, the Lender shall be under no obligation to make additional Loans (provided that the Borrowers and the Lender will use their best efforts to mutually agree upon an interest rate for future Loans, and upon such agreement, the Lender shall be obligated to make such additional Loans hereunder bearing such interest rate), and the Borrowers shall at Borrowers' option, either prepay all such Loans as may be outstanding, without penalty or premium, or pay interest on such Loans at a rate per annum equal to the Federal Funds Rate plus 1.5%.

     2.05 Repayment of Loans; Interest.

     (a) The Borrowers hereby promise to repay in full on the Termination Date the then aggregate outstanding principal amount of the Loans. Prepayment on one or more of the Mortgage Loans may occur at any time and from time to time without penalty or premium.

     (b) The Borrowers hereby promise to pay to the Lender interest on the unpaid principal amount of each Loan for the period from and including the date of such Loan to but excluding the date such Loan shall be paid in full, at a rate per annum equal to the Eurodollar Rate plus the Applicable Margin. Notwithstanding the foregoing, the Borrowers hereby promise to pay to the Lender interest at the applicable Post-Default Rate on any principal of any Loan and on any other amount payable by the Borrowers hereunder or under the Note that shall not be paid in full when due (whether at stated maturity, by acceleration or by mandatory prepayment or otherwise) for the period from and including the due date thereof to but excluding the date the same is paid in full. Accrued interest on each Loan shall be payable on each Payment Date, except that interest payable at the Post-Default Rate shall be payable upon such accrual. Promptly after the determination of any interest rate provided for herein or any change therein, the Lender shall give notice thereof to the Borrowers.

     (c) It is understood and agreed that, unless and until a Default shall have occurred and be continuing, the Borrowers shall be entitled to the proceeds of the Mortgage Loans, including interest and principal payments thereunder and proceeds from the sale thereof, pledged to the Lender hereunder.

     2.06 Mandatory Prepayments or Pledge.

     If at any time the aggregate outstanding principal amount of Loans exceeds the Borrowing Base (a "Borrowing Base Deficiency"), as determined by the Lender and notified to the Borrowers on any Business Day, the Borrowers shall no later than one (1) Business Day after receipt of such notice, either prepay the Loans in part or in whole or pledge additional Eligible Mortgage Loans (which Collateral shall be in all respects acceptable to the Lender) to the Lender, such that after giving effect to such prepayment or pledge the aggregate outstanding principal amount of the Loans does not exceed the Borrowing Base.

     2.07 Indemnity. If either Borrower makes a prepayment of the Loans on any day which is not a Payment Date, the Borrower shall indemnify the Lender and hold the Lender harmless from any actual loss or expense which the Lender may sustain or incur arising from the reemployment of funds obtained by the Lender to maintain the Loans hereunder or from fees payable to terminate the deposits from which such funds were obtained. This Section 2.07 shall survive termination of this Agreement and payment of the Note.

     Section 3. Payments: Computations; Etc.

     3.01 Payments.

     (a) Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrowers under this Loan Agreement and the Note, shall be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Lender at the following account maintained by the Lender: Account No. 40615114, for the A/C of MSMCI, Citibank, N.A., ABA #021000089, not later than 1:00 p.m., New York City time, on the date on which such payment shall become due (and each such payment made after such time on such due date shall be deemed to have been made on the next succeeding Business Day). The Borrowers acknowledge that it has no rights of withdrawal from the foregoing account.

     (b) Except to the extent otherwise expressly provided herein, if the due date of any payment under this Loan Agreement or the Note would otherwise fall on a day that is not a Business Day, such date shall be extended to the next succeeding Business Day, and interest shall be payable for any principal so extended for the period of such extension.

     3.02 Computations. Interest on the Loans shall be computed on the basis of a 360-day year for the actual days elapsed (including the first day but not excluding the last day) occurring in the period for which payable.

     3.03 Unutilized Credit Fee. The Borrowers agree to pay to the Lender a commitment fee from and including the Effective Date to the Termination Date, computed at the rate of 15 basis points (0.15%) per annum on the average daily amount of the unutilized portion of the Maximum Committed Amount during the period for which payment is made, in each case payable quarterly in arrears on the last day of each September, December, March and June and on the Termination Date, commencing on September 30, 1997; provided that in the event that the Lender is no longer obligated to make Loans hereunder pursuant to Section 5.02(g) hereof (the date of such event, the "Commitment Termination Date"), then the Borrower shall not be required to pay any Commitment Fee accruing from the Commitment Termination Date.

     Section 4. Collateral Security.

     4.01 Collateral; Security Interest.

     (a) Pursuant to the Custodial Agreement, the Custodian shall hold the Mortgage Loan Documents as exclusive bailee and agent for the Lender pursuant to terms of the Custodial Agreement and shall deliver to the Lender Trust Receipts (as defined in the Custodial Agreement) each to the effect that it has reviewed such Mortgage Loan Documents in the manner and to the extent required by the Custodial Agreement and identifying any deficiencies in such Mortgage Loan Documents as so reviewed.

     (b) All of each Borrower's right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the "Collateral";

     (i)  all Mortgage Loans;

                (ii) all Mortgage Loan Documents, including without limitation all promissory notes, and all Servicing Records (as defined in Section 11.14(b) below), servicing agreements and any other collateral pledged or otherwise relating to such Mortgage Loans, together with all files, documents, instruments, surveys, certificates, correspondence, appraisals, computer programs, computer storage media, accounting records and other books and records relating thereto;

                (iii) all mortgage guaranties and insurance (issued by governmental agencies or otherwise) and any mortgage insurance certificate or other document evidencing such mortgage guaranties or insurance relating to any Mortgage Loan and all claims and payments thereunder;

                (iv) all other insurance policies and insurance proceeds relating to any Mortgage Loan or the related Mortgaged Property;

                (v) all "general intangibles" as defined in the Uniform Commercial Code relating to or constituting any and all of the foregoing; and

                (vi) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

                (c) Each Borrower hereby assigns, pledges and grants a security interest in all of its right,title and interest in, to and under the Collateral to the Lender to secure the repayment of principal of and interest on all Loans and all other amounts owing to the Lender hereunder, under the Note and under the other Loan Documents (collectively, the "Secured Obligations"). Each Borrower agrees to mark its computer records and tapes to evidence the interests granted to the Lender hereunder.

                4.02 Further Documentation. At any time and from time to time, upon the written request of the Lender, and at the sole expense of the Borrowers, the Borrowers will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as the Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Loan Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby. Each Borrower also hereby authorizes the Lender to file any such financing or continuation statement without the signature of Borrower to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Loan Agreement shall be sufficient as a financing statement for filing in any jurisdiction.

                4.03 Changes in Locations, Name, etc. No Borrower shall (a) change the location of its chief executive office/chief place of business from that specified in Section 6 hereof or (b) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains its record with respect to the Collateral unless it shall have given the Lender at least 30 days prior written notice thereof and shall have delivered to the Lender all Uniform Commercial Code financing statements and amendments thereto as the Lender shall request and taken all other actions deemed necessary by the Lender to continue its perfected status in the Collateral with the same or better priority.

                4.04 Lender's Appointment as Attorney-in-Fact.

                (a) Each Borrower hereby irrevocably constitutes and appoints the Lender and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Borrower and in the name of such Borrower or in its own name, from time to time during the continuance of an Event of Default in the Lender's discretion, for the purpose of carrying out the terms of this Loan Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Loan Agreement, and, without limiting the generality of the foregoing, each Borrower hereby gives the Lender the power and right, on behalf of the Borrower, without assent by, but with notice to, such Borrower, if an Event of Default shall have occurred and be continuing, to do the following:

                (i) in the name of such Borrower or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any mortgage insurance or with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Lender for the purpose of collecting any and all such moneys due under any such mortgage insurance or with respect to any other Collateral whenever payable;

                (ii) to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

                (iii) (A) to direct any party liable for any payment any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Lender or as the Lender shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral;
        (E) to defend any suit, action or proceeding brought against such Borrower with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Lender may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Lender were absolute owner thereof for all purposes, and to do, and the Lender's option and such Borrowers' expense, at any time, and from time to time, all acts and things which the Lender deems necessary to protect, preserve or realize upon the Collateral and the Lender's
        Liens thereon and to effect the intent of this Loan Agreement, all as fully and effectively as such Borrower might do.

The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

                (b) The Borrowers also authorizes the Lender, at any time and from time to time, to execute, in connection with any sale provided for in
Section 4.07 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral.

     (c) The powers conferred on the Lender are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon the Lender to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither the Lender nor any of its officers, directors, or employees shall be responsible to either Borrower for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

     4.05 Performance by Lender of Borrowers' Obligations. If either Borrower fails to perform or comply with any of its agreements contained in the Loan Documents, upon ten (10) days prior to notice to such Borrower and the Lender may itself perform or comply, or otherwise cause performance or compliance, with such agreement, the expenses of the Lender incurred in connection with such performance or compliance, together with interest thereon at a rate per annum equal to the Post-Default Rate, shall be payable, subject to Section 11.17 hereof, by the Borrowers to the Lender on demand and shall constitute Secured Obligations.

     4.06 Proceeds. If an Event of Default shall occur and be continuing, (a) all proceeds of Collateral received by either Borrower consisting of cash, checks and other near-cash items shall be held by such Borrower in trust for the Lender, segregated from other funds of such Borrower, and shall forthwith upon receipt by such Borrower be turned over to the Lender in the exact form received by the Borrower (duly endorsed by such Borrower to the Lender, if required) and
(b) any and all such proceeds received by the Lender (whether from a Borrower or otherwise) may, in the sole discretion of the Lender, be held by the Lender as collateral security for, and/or then or at any item thereafter may be applied by the Lender against, the Secured Obligations (whether matured or unmatured), such application to be in such order as the Lender shall elect. Any balance of such proceeds remaining after the Secured Obligations shall have been paid in full and this Loan Agreement shall have been terminated shall be paid over to the Borrowers or to whomsoever may be lawfully entitled to receive the same. For purposes hereof, proceeds shall include, but not be limited to, all principal and interest payments, all prepayments and payoffs, insurance claims, condemnation awards, sale proceeds, real estate owned rents and any other income and all other amounts received with respect to the Collateral.

     4.07 Remedies. If an Event of Default shall occur and be continuing, the Lender may exercise, in addition to all other rights and remedies granted to it in this Loan Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code. Without limiting the generality of the foregoing, the Lender without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrowers or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker's board or office of the Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Borrowers, which right or equity is hereby waived or released. The Borrowers further agree, at the Lender's request, to assemble the Collateral and make it available to the Lender at places which the Lender shall reasonably select, whether at the Borrowers' premises or elsewhere. The

Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Lender hereunder, including without limitation reasonable attorneys' fees and disbursements, to the payment in whole or in part of the Secured Obligations, in such order as the Lender may elect, and only after such application and after the payment by the Lender of any other amount required or permitted by any provision of law, including without limitation Section 9-504(1)(c) of the Uniform Commercial Code, need the Lender account for the surplus, if any, to the Borrowers. To the extent permitted by applicable law, the Borrowers waive all claims, damages and demands they may acquire against the Lender arising out of the exercise by the Lender of any of its rights hereunder, other than those claims, damages and demands arising from the gross negligence or willful misconduct of the Lender. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. The Borrowers shall remain liable for any deficiency (plus accrued interest thereon as contemplated pursuant to Section 2.05(b) hereof) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Secured Obligations and fees and disbursements of any attorneys employed by the Lender to collect such deficiency

     4.08. Limitation on Duties Regarding Presentation of Collateral. The Lender's duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the Uniform Commercial Code or otherwise, shall be to deal with it in the same manner as the Lender deals with similar property for its own account. Neither the Lender nor any of its directors, officers or employees shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of either Borrower or otherwise.

     4.09. Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

     4.10 Release of Security Interest. Upon termination of this Loan Agreement and repayment to the Lender of all Secured Obligations and the performance of all obligations under the Loan Documents the Lender shall release its security interest in any remaining Collateral.

     Section 5. Conditions Precedent.

     5.01 Initial Loan. The obligation of the Lender to make its initial Loan hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Loan, of the condition precedent that the Lender shall have received all of the following, each of which shall be reasonably satisfactory to the Lender and its counsel in form and substance:

     (a) Loan Documents.

     (i) Note. The Note, duly completed and executed;

     (ii) Custodial Agreement. The Custodial Agreement, duly executed and delivered by the Borrower and the Custodian. In addition, the Borrower shall have taken such other action as the Lender shall have requested in order to perfect the security interests created pursuant to the Loan Agreement;

     (b) Organizational Documents. A good standing certificate and certified copies of the charter and by-laws (or equivalent documents) of each Borrower and of all corporate or other authority for each Borrower with respect to the execution, delivery and performance of the Loan Documents and each other document to be delivered by each Borrower from time to time in connection herewith (and the Lender may conclusively rely on such certificate until it receives notice in writing from each Borrower to the contrary);

     (c) Legal Opinion. A legal opinion of counsel to the Borrowers, substantially in the form attached hereto as Exhibit C;

     (d) Mortgage Loan Schedule and Exception Report. A Mortgage Loan Schedule and Exception Report, dated the Effective Date, from the Custodian, duly completed;

     (e) Servicing Agreement(s). Any Servicing Agreement, certified as a true, correct and complete copy of the original, with the letter of the applicable Servicer consenting to termination of such Servicing Agreement upon the occurrence of an Event of Default attached; and

     (f) Securitization Letter. A letter agreement between the Borrowers and MS & Co. granting MS & Co. the option to act as underwriter or placement agent, subject to the terms set forth therein, in connection with any debt or equity offering made by the Borrowers with respect to the Mortgage Loans, duly executed and delivered by the Borrowers and MS & Co.;

     (g) Other Documents. Such other documents as the Lender may reasonably request.

     (h) Due Diligence Fee. The Borrower shall have paid to the Lender a one-time due diligence fee (the "Due Diligence Fee") equal to $50,000 to be paid by wire transfer to the Lender at the account set forth in Section 3.01(a) hereof.

     5.02 Initial and Subsequent Loans. The making of each Loan to the Borrowers (including the initial Loan) on any Business Day is subject to the satisfaction of the following further conditions precedent, both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof:

     (a)  no Default or Event of Default shall have occurred and be continuing;

     (b) both immediately prior to the making of such Loan and also after giving effect thereto and to the intended use thereof, the representations and warranties made by the Borrowers in Section 6 hereof, and elsewhere in each of the Loan Documents, shall be true and complete on and as of the date of the making of such Loan in all material respects (in the case of the representations and warranties in Section 6.10 and Schedule 1, solely with respect to Mortgage Loans included in the Borrowing Base) with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date). The Lender shall have received an officer's certificate signed by a Responsible Officer of each Borrower certifying as to the truth and accuracy of the above, which certificate shall specifically include a statement that such

        Borrower is in compliance with all governmental licenses and authorizations and is qualified to do business and in good standing in all required jurisdictions.

                (c) the aggregate outstanding principal amount of the Loans shall not exceed the Borrowing Base;

                (d) subject to the Lender's right to perform one or more Due Diligence Reviews pursuant to Section 11.15 hereof, the Lender shall have completed its due diligence review of the Mortgage Loan Documents for each Loan and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Loans as the Lender in its sole discretion deems appropriate to review and such review shall be satisfactory to the Lender in its sole discretion;

                (e) the Lender shall have received from the Custodian a Trust Receipt with exceptions as are acceptable to the Lender in its sole discretion in respect of Eligible Mortgage Loans to be pledged hereunder on such Business Day and a Mortgage Loan Schedule and Exception Report, in each case dated such Business Day and duly completed;

                (f) the Lender shall have received from the Borrower a Warehouse Lender's Release Letter substantially in the form of Exhibit E-2 hereto (or such other form acceptable to the Lender) or a Seller's Release Letter substantially in the form of Exhibit E-1 hereto (or such other form acceptable to the Lender) covering each Mortgage Loan to be pledged to the Lender;

                (g) none of the following shall have occurred and/or be continuing:

                (i) an event or events hall have occurred resulting in the effective absence of a "repo market" or comparable "lending market" for financing debt obligations secured by mortgage loans or securities for a period of (or reasonably expected to be) at least 30 consecutive days or an event or events shall have occurred resulting in the Lender not being able to finance any Mortgage Loans through the "repo market" or "lending market" with traditional counterparties at rates which would have been reasonable prior to the occurrence of such event or events;

                (ii) an event or events shall have occurred resulting in the effective absence of a "securities market" for securities backed by mortgage loans for a period of (or reasonably expected to be) at least 30 consecutive days or an event or events shall have occurred resulting in the Lender not being able to sell securities backed by mortgage loans at prices which would have been reasonable prior to such event or events; or

                (iii) the Lender shall have been downgraded to a rating of "BB" or lower by either Moody's Investors Service, Inc. or Standard & Poor's.

Each request for a borrowing by the Borrowers hereunder shall constitute a certification by the Borrowers that all the conditions set forth in this
Section 5 (other than Sections 5(d) and 5(g)) have been satisfied (both as of the date of such notice, request or confirmation and as of the date of such borrowing).

                Section 6. Representations and Warranties. The Borrowers represent and warrant to the Lender that throughout the term of this Loan
Agreement:

     6.01 Existence. Each Borrower (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite corporate or other power, and has all governmental licenses, authorization, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a material adverse effect on its Property, business or financial condition or prospectus; and (c) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure so to qualify would not be reasonably likely (either individually or in the aggregate) to have a material adverse effect on its Property, business or financial condition or prospects.


     6.02 Financial Condition. Each Borrower has heretofore furnished to the Lender a copy of (a) its consolidated balance sheet for the first two quarterly fiscal periods of the fiscal year of such Borrower ended December 31, 1997 and the related consolidated statements of income and retained earnings and of cash flows for such Borrower for such quarterly fiscal periods, setting forth in each case in comparative form the figures for the previous year, (b) its consolidated balance sheet for the 1996 fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such Borrower for such fiscal year, setting forth in each case in comparative form the figures for the previous year, with the opinion thereon of Arthur Andersen LLP and (c) its consolidated balance sheet for the quarterly fiscal period of such Borrower ended March 31, 1997 and the related consolidated statements of income and retained earnings and of cash flows for such Borrower for such quarterly fiscal period, setting forth in each case in comparative form the figures for the previous year. All such financial statements are complete and correct and fairly present, in all material respects, the consolidated financial condition of each Borrower and its Subsidiaries and the consolidated results of its operations as at such dates and for such fiscal periods, all in accordance with GAAP applied on a consistent basis. Since June 30, 1997, there has been no material adverse change in the consolidated business, operations or financial condition of the Borrowers from that set forth in said financial statements.

     6.03 Litigation. There are no actions, suits, arbitrations, investigations or proceedings pending or, to its knowledge, threatened against the Borrowers or any of its Subsidiaries or affecting any of the Property of any of them before any Governmental Authority (i) as to which individually or in the aggregate there is a reasonable likelihood of an adverse decision which would be reasonably likely to have a material adverse effect on their Property, business or financial condition or prospects or (ii) which questions the validity or enforceability of any of the Loan Documents or any action to be taken in connection with the transactions contemplated hereby.

     6.04 No Breach. Neither (a) the execution and delivery of the Loan Documents nor (b) the consummation of the transactions therein contemplated in compliance with the terms and provisions thereof will conflict with or result in a breach of the charter or by-laws of either Borrower, or any applicable law, rule or regulation, or any order, writ, injunction or decree of any Governmental Authority, or any Servicing Agreement or other material agreement or instrument to which either Borrower is a party or by which either Borrower or any of its Property is bound or to which it is subject, or constitute a default under any such material agreement or instrument or result in the creation or imposition of any Lien (except for the Liens created pursuant to this Loan Agreement) upon any Property of the Borrower pursuant to the terms of any such agreement or instrument.

     6.05 Action. Each Borrower has all necessary corporate or other power, authority and legal right to execute, deliver and perform its obligations under each of the Loan Documents; the execution, delivery and performance by such Borrower of each of the Loan Documents have been duly authorized by all necessary corporate or other action on its part; and each Loan Document has been duly and validly executed and delivered by such Borrower and constitutes a legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the rules of equity including those respecting the availability of specific performance.

     6.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any securities exchange are necessary for the execution, delivery or performance by either Borrower of the Loan Documents or for the legality, validity or enforceability thereof, except for filings and recordings in respect of the Liens created pursuant to this Loan Agreement.

     6.07 Margin Regulations. Neither the making of any Loan hereunder, nor the use of the proceeds thereof, will violate or be inconsistent with the provisions of Regulation G, T, U or X.

     6.08 Taxes. Each Borrower has filed all Federal income tax returns and all other material tax returns or necessary extensions that are required to be filed by it and have paid all taxes due pursuant to such returns or pursuant to any assessment received by it, except for any such taxes as are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided. The charges, accruals and reserves on the books of each Borrower in respect of taxes and other governmental charges are, in the opinion of such Borrower, adequate.

     6.09 Investment Company Act. Neither Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     6.10 Collateral; Collateral Security.

     (a) Neither Borrower has assigned, pledged, or otherwise conveyed or encumbered any Mortgage Loan to any other Person, and immediately prior to the pledge of such Mortgage Loan to the Lender, each Borrower was the sole owner of such Mortgage Loan and had good and marketable title thereto, free and clear of all Liens, in each case except for Liens to be released simultaneously with the Liens granted in favor of the Lender hereunder. No Mortgage Loan pledged to the Lender hereunder was acquired by either Borrower from an Affiliate of such Borrower, other than the acquisition of one or more Mortgage Loans by one Borrower from the other Borrower, or such other acquisition approved in writing by the Lender at the Lender's sole discretion.

     (b) The provisions of this Loan Agreement are effective to create in favor of the Lender a valid security interest in all right, title and interest of each Borrower in, to and under the Collateral.

     (c) Upon receipt by the Custodian of each Mortgage Note, endorsed in blank by a duly authorized officer of each Borrower, the Lender shall have a fully perfected first priority security interest therein, in the Mortgage Loan evidenced thereby and in such Borrower's interest in the related Mortgaged Property.

     (d) Upon the filing of financing statements on Form UCC-1 naming the Lender as "Secured Party" and each Borrower as "Debtor", and describing the Collateral, in the jurisdictions and recording offices listed on Schedule 2 attached hereto, the security interests granted hereunder in the Collateral will constitute fully perfected first priority security interests under the Uniform Commercial Code in all right, title and interest of the Borrower in, to and under such Collateral which can be perfected by filing under the Uniform Commercial Code.

     6.11 Chief Executive Office. Each Borrower's chief executive office on the Effective Date is located at c/o Allied Capital Advisers, Inc., 1666 K Street, N.W., Washington, D.C. 20006.

     6.12 Location of Books and Records. The location where each Borrower keeps its books and records, including all computer tapes and records relating to the Collateral is its chief executive office.

     6.13 Hedging. Allied has entered into Interest Rate Protection Agreements pursuant to Allied's variable rate debt having terms with respect to protection against fluctuations in interest rates pursuant to Allied's policies and procedures reasonably acceptable to the Lender.

     6.14 True and Complete Disclosure. All written information furnished after the date hereof by or on behalf of each Borrower to the Lender in connection with this Loan Agreement and the other Loan Documents and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to a Responsible Officer of either Borrower, after due inquiry, that could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the other Loan Documents or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to the Lender for use in connection with the transactions contemplated hereby or thereby.

     6.15 Tangible Net Worth. On the Effective Date, the Tangible Net Worth of Allied is not less than $175,000,000.

     Section 7. Covenants of the Borrower. Each Borrower covenants and agrees with the Lender that, so long as any Loan is outstanding and until payment in full of all Secured Obligations:

     7.01 Financial Statements. The Borrowers shall deliver to the Lender:

     (a) as soon as available and in any event within 45 days after the end of each of the first three quarterly fiscal periods of each fiscal year of the Borrowers, the unaudited consolidated balance sheets of each Borrower as at the end of such period and the related unaudited consolidated statements of income and retained earnings and of cash flows for such Borrower for such period and the portion of the fiscal year through the end of such period,setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of such Borrower, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of such Borrower in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments);

     (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Borrowers, the consolidated balance sheets of each Borrower at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for such Borrower for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of such Borrower as at the end of, and for, such fiscal year in accordance with GAAP;

               (c) from time to time such other information regarding the financial condition, operations, or business of the Borrowers as the Lender may reasonably request; and

Each Borrower will furnish to the Lender, at the time it furnishes each set of financial statements pursuant to paragraphs (a) and (b) above, a certificate of a Responsible Officer of such Borrower to the effect that, to the best of such Responsible Officer's knowledge, such Borrower during such fiscal period or year has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Loan Agreement and the other Loan Documents to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate (and, if any Default or Event of Default has occurred and is continuing, describing the same in reasonable detail and describing the action such Borrower has taken or proposes to take with respect thereto).

               7.02 Litigation. Each Borrower will, within 10 days after service of process on any of the following, give to the Lender notice of all legal or arbitrable proceedings affecting such Borrower or any of its Subsidiaries that questions or challenges the validity or enforceability of any of the Loan Documents or as to which there is a reasonable likelihood of adverse determination which would result in a Material Adverse Effect.

              7.03 Existence, etc. The Borrower will:

               (a) preserve and maintain its legal existence and all of its material rights, privileges, licenses and franchises (provided that nothing in this Section 7.03(a) shall prohibit any transaction expressly permitted under Section 7.04 hereof):

               (b) comply with the requirements of all applicable laws, rules, regulations and orders of Governmental Authorities (including, without limitation, all environmental laws) if failure to comply with such requirements would be reasonably likely (either individually or in the aggregate) to have a material adverse effect on its Property, business or financial condition, or prospects;

               (c) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied;

               (d) not move its chief executive office from the address referred to in Section 6.11 unless it shall have provided the Lender 30 days' prior written notice of such change;

               (e) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

          (f) permit representatives of the Lender, during normal business hours and upon reasonable advance notice, to examine, copy and make extracts from its books and records, to inspect any of its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender.

          7.04 Prohibition of Fundamental Changes. Allied shall not enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution) or sell all or substantially all of its assets; provided, that either Borrower may merge or consolidate with (a) any wholly owned subsidiary of such Borrower, or
(b) any other Person if the Borrower is the surviving corporation; and provided further, that if after giving effect thereto, no Default would exist hereunder. Notwithstanding anything to the contrary contained in this Section 7.04, Allied may merge or consolidate with Allied Capital Lending Corporation, as contemplated in that certain Allied Capital News Release dated August 14, 1997.

          7.05 Borrowing Base Deficiency. If at any time there exists a Borrowing Base Deficiency the Borrowers shall cure same in accordance with
Section 2.06 hereof.

          7.06 Notices. The Borrowers shall give notice to the Lender:

          (a) promptly upon receipt of notice or knowledge of the occurrence of any Default or Event of Default;

          (b) with respect to any Mortgage Loan pledged to the Lender hereunder, within two Business Days upon receipt of any principal prepayment other than scheduled payments (in full or partial) of such pledged Mortgage Loan;

          (c) with respect to any Mortgage Loan pledged to the Lender hereunder, immediately upon receipt of notice or knowledge that the underlying Mortgaged Property has been damaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty, or otherwise damaged so as to affect adversely the Collateral Value of such pledged Mortgage Loan; and

          (d) promptly upon receipt of notice or knowledge of (i) any default related to any Collateral, (ii) any Lien or security interest (other than security interests created hereby or by the other Loan Documents) on, or claim asserted against, any of the Collateral or (iii) any event or change in circumstances which could reasonably be expected to have a material adverse effect on the Property, business or financial condition or prospects of either Borrower.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer of such Borrower setting forth details of the occurrence referred to therein and stating what action such Borrower has taken or proposes to take with respect thereto.

          7.07 Hedging. Allied shall at all times maintain Interest Rate Protection Agreements, pursuant to Allied's variable rate debt having terms with respect to protection against fluctuations in interest rates pursuant to Allied's policies and procedures reasonably acceptable to the Lender. Allied shall deliver to the Lender quarterly (unless requested more frequently by the Lender), a written summary of the notional amount of all outstanding Interest Rate Protection Agreements.

          7.08 Reports. Each Borrower shall provide the Lender with a quarterly report, which report shall include, among other items, a summary of such Borrower's delinquency and loss experience with respect to mortgage loans serviced by such Borrower, any Servicer or any designee of either, plus any such additional reports as the Lender may reasonably request with respect to such Borrower's or any Servicer's servicing portfolio or pending originations of mortgage loans. Each Borrower shall provide the Lender with information, promptly upon such Borrower's receipt, with respect to each Mortgaged Property related to each Mortgage Loan pledged to the Lender hereunder, including without limitation, the operating statements, rent roll (if applicable and which may be provided on a quarterly basis if not available on a monthly basis) and occupancy status of such Mortgaged Property and property level information.

          7.09 Underwriting Guidelines. Without the prior written consent of the Lender, neither Borrower shall amend materially or otherwise modify materially the Underwriting Guidelines.

          7.10 Transactions with Affiliates. Neither Borrower will enter into any transaction, including without limitation any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is (a) otherwise permitted under this Loan Agreement, (b) in the ordinary course of such Borrower's business and (c) upon fair and reasonable terms no less favorable to such Borrower than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate, or make a payment that is not otherwise permitted by this Section 7.10 to any Affiliate. In no event shall either Borrower pledge to the Lender hereunder any Mortgage Loan acquired by such Borrower from an Affiliate of such Borrower other than acquisitions by one Borrower from the other Borrower, or such other acquisition approved in writing by the Lender at the Lender's sole discretion.

          7.11 Limitation on Liens. Each Borrower will defend the Collateral against, and will take such other action as is necessary to remove, any Lien, security interest or claim on or to the Collateral, other than the security interests created under this Loan Agreement, and each Borrower will defend the right, title and interest of the Lender in and to any of the Collateral against the claims and demands of all persons whomsoever.

          7.12 Limitation on Distributions. After the occurrence and during the continuation of any Event of Default, the Borrowers shall not make any payment on account of, or set apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of any equity or partnership interest of the Borrower, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrowers except as, required by the Internal Revenue Code of 1986 (as amended from time to time) to preserve the Borrowers' "REIT" status.

          7.13 Maintenance of Tangible Net Worth. Allied shall not permit Tangible Net Worth at any time to be less than $175,000,000.

          7.14 Maintenance of Ratio of Total Indebtedness to Tangible Net Worth. Allied shall not permit the ratio of Total Indebtedness with respect to recourse obligations to Tangible Net Worth at any time to be greater than 3:1.

          7.15 Maintenance of Profitability. The Borrowers shall not permit, for any period of three consecutive fiscal quarters (each such period, a "Test Period"), Net Income for such Test Period, before income taxes for such Test Period and distributions made during such Test Period, to be less than $1.00.

          7.16 Servicing Tape. Each Borrower shall provide to the Lender on a monthly basis a computer readable magnetic tape containing servicing information, including without limitation those fields specified by the Lender from time to time, on a loan-by-loan basis and in the aggregate, with respect to the Mortgage Loans serviced hereunder by such Borrower or any Servicer.

          7.17 Interest Rate Protection Agreements. The Borrower shall not pledge, hypothecate, encumber or permit any Lien to exist on any Interest Rate Protection Agreement.

          Section 8. Events of Default. Each of the following events shall constitute an event of default (an "Event of Default") hereunder:

          (a) the Borrowers shall default in the payment of any principal of or interest on any Loan when due (whether at stated maturity, upon acceleration or at mandatory or optional prepayment); or

          (b) the Borrowers shall default in the payment of any other amount payable by it hereunder or under any other Loan Document after notification by the Lender of such default, and such default shall have continued unremedied for five Business Days; or

          (c) any representation, warranty or certification made or deemed made herein or in any other Loan Document by either Borrower or any certificate furnished to the Lender pursuant to the provisions hereof or thereof shall prove to have been false or misleading in any material respect as of the time made or furnished (other than the representations and warranties set forth in Schedule 1, which shall be considered solely for the purpose of determining the Collateral Value of the Mortgage Loans; unless the applicable Borrower shall have made any such representations and warranties with knowledge that they were materially false or misleading at the time made); or

          (d) either Borrower shall fail to comply with the requirements of
     Section 7.03(a), Section 7.04, Section 7.06, or Sections 7.09 through 7.16 hereof; or either Borrower shall default in the performance of its obligations under Section 7.05 hereof and such default shall continue unremedied for a period of one (1) Business Day; or the Borrower shall otherwise fail to comply with the requirements of Section 7.03 hereof and such default shall continue unremedied for a period of five Business Days; or either Borrower shall fail to observe or perform any other covenant or agreement contained in this Loan Agreement or any other Loan Document and such failure to observe or perform shall continue unremedied for a period of seven Business Days; or

          (e) a final judgment or judgments for the payment of money in excess of $20,000,000 in the aggregate shall be rendered against either Borrower by one or more courts, administrative tribunals or other bodies having jurisdiction and the same shall not be discharged (or provision shall not be made for such discharge) or bonded, or a stay of execution thereof shall not be procured, within 60 days from the date of entry thereof, and the applicable Borrower shall not, within said period of 60 days, or such longer period during which execution of the same shall have been stayed or bonded, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

          (f) either Borrower shall admit in writing its inability to pay its debts as such debts become due; or

          (g) either Borrower shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator or the like of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate or other action for the purpose of effecting any of the foregoing; or

          (h) a proceeding or case shall be commenced, without the application or consent of either Borrower or any of its Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner, liquidator or the like of either Borrower or any such Subsidiary or of all or any substantial part of its property, or (iii) similar relief in respect of either Borrower or any such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against either Borrower or any such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

          (i) the Custodial Agreement or any Loan Document shall for whatever reason by terminated or cease to be in full force and effect, or the enforceability thereof shall be contested by either Borrower; or

          (j) either Borrower shall grant, or suffer to exist, any Lien on any Collateral except the Liens contemplated hereby; or the Liens contemplated hereby shall cease to be first priority perfected Liens on the Collateral in favor of the Lender or shall be Liens in favor of any Person other than the Lender.

          Section 9. Remedies Upon Default.
                     ---------------------

          (a) Upon the occurence of one or more Events of Default other than those referred to in Section 8(g) or (h), the Lender may immediately declare the principal amount of the Loans then outstanding under the Note to be immediately due and payable, together with all interest thereon and fees and expenses accruing under this Loan Agreement. Upon the occurrence of an Event of Default referred to in Sections 8(g) or (h), such amounts shall immediately and automatically become due and payable without any further action by any Person. Upon such declaration or such automatic acceleration, the balance then outstanding on the Note shall become immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrowers.

          (b) Upon the occurence of one or more Events of Default, the Lender shall have the right to obtain physical possession of the Servicing Records and all other files of the Borrower relating to the Collateral and all documents relating to the Collateral which are then or may thereafter come in to the possession of either Borrower or any third party acting for either Borrower and either Borrower shall deliver to the Lender such assignments as the Lender shall request. The Lender shall be entitled to specific performance of all agreements of the Borrowers contained in this Loan Agreement.

          Section 10. No Duty of Lender. The powers conferred on the Lender hereunder are solely to protect the Lender's interests in the Collateral and shall not impose any duty upon it to exercise any such powers. The Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and neither it nor any of its officers, directors, employees or agents shall be responsible to the Borrowers for any act or failure to act hereunder, except for its or their own gross negligence or willful misconduct.

          Section 11. Miscellaneous.

          11.01 Waiver. No failure on the part of the Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

          11.02 Notices. Except as otherwise expressly permitted by this Loan Agreement, all notices, requests and other communications provided for herein and under the Custodial Agreement (including without limitation any modifications of, or waivers, requests or consents under, this Loan Agreement) shall be given or made in writing (including without limitation by telex or telecopy) delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof or thereof); or, as to any party, at such other address as shall be designated by such party in a written notice to each other party, by overnight courier, personal delivery, telecopy or certified mail return receipt requested. All notices, requests and other communications shall be deemed to have been duly given, upon receipt, in each case given or addressed as aforesaid.

          11.03 Indemnification and Expenses.

          (a) Each Borrower agrees to hold the Lender harmless from and indemnify the Lender against all liabilities, losses, damages, judgments, costs and expenses of any kind which may be imposed on, incurred by or asserted against the Lender (collectively, the "Costs") relating to or arising out of this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, that, in each case, results from anything other than the Lender's gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Borrowers agree to hold the Lender harmless from and indemnify the Lender against all Costs with respect to (i) Wet-Ink Mortgage Loans relating to or arising out of any breach, violation or alleged breach or violation of any consumer credit laws, including without limitation the Truth in Lending Act and/or the Real Estate Settlement Procedures Act and (ii) all Mortgage Loans relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation that, in each case, results from anything other than the Lender's gross negligence or willful misconduct. In any suit, proceeding or action brought by the Lender in connection with any Mortgage Loan for any sum owing thereunder, or to enforce any provisions of any Mortgage Loan, the Borrowers will save, indemnify and hold the

Lender harmless from and against all expense, loss or damage suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by either Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrowers. The Borrowers also agree to reimburse the Lender as and when billed by the Lender for all the Lender's costs and expenses incurred in connection with the enforcement or the preservation of the Lender's rights under this Loan Agreement, the Note, any other Loan Document or any transaction contemplated hereby or thereby, including without limitation the reasonable fees and disbursements of its counsel. The Borrowers hereby acknowledge that, notwithstanding the fact that the Note is secured by the Collateral, the obligation of the Borrowers under the Note is a recourse obligation of the Borrowers.

          (b) The Borrower agrees to pay as and when billed by the Lender all of the out-of-pocket costs and expenses incurred by the Lender in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Loan Agreement, the Note, any other Loan Document or any other documents prepared in connection herewith or therewith (up to the amount of $50,000).

          11.04 Amendments. Except as otherwise expressly provided in this Loan Agreement, any provision of this Loan Agreement may be modified or supplemented only by an instrument in writing signed by each Borrower and the Lender and any provision of this Loan Agreement may be waived by the Lender.

          11.05 Successors and Assigns. This Loan Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          11.06 Survival. The obligations of each Borrower under Section 11.03 hereof shall survive the repayment of the Loans and the termination of this Loan Agreement. In addition, each representation and warranty made or deemed to be made by a request for a borrowing, herein or pursuant hereto shall survive the making of such representation and warranty, and the Lender shall not be deemed to have waived, by reason of making any Loan, any Default that may arise because any such representation or warranty shall have proved to be false or misleading, notwithstanding that the Lender may have had notice or knowledge or reason to believe that such representation or warranty was false or misleading at the time such Loan was made.

          11.07 Captions. The table of contents and captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Loan Agreement.

          11.08 Counterparts. This Loan Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Loan Agreement by signing any such counterpart.

          11.09 Loan Agreement Constitutes Security Agreement; Governing Law. This Loan Agreement shall be governed by New York law without reference to choice of law doctrine, and shall constitute a security agreement within the meaning of the Uniform Commercial Code.

          11.10 SUBMISSION TO JURISDICTION; WAIVERS. LENDER AND EACH BORROWER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

          (A) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS LOAN AGREEMENT, THE NOTE AND THE OTHER LOAN DOCUMENTS, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NONEXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF;

          (B) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME;

          (C) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO ITS ADDRESS SET FORTH UNDER ITS SIGNATURE BELOW OR AT SUCH OTHER ADDRESS OF WHICH THE LENDER SHALL HAVE BEEN NOTIFIED; AND

          (D) AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

          11.11 WAIVER OF JURY TRIAL. EACH OF THE BORROWER AND THE LENDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LOAN AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          11.12 Acknowledgments. Each Borrower hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Loan Agreement, the Note and the other Loan Documents;

          (b) the Lender has no fiduciary relationship to the Borrowers, and the relationship between the Borrowers and the Lender is solely that of debtor and creditor; and

          (c) no joint venture exists between the Lender and the Borrowers.

          11.13 Hypothecation or Pledge of Loans. The Lender shall have free and unrestricted use of all Collateral and nothing in this Loan Agreement shall preclude the Lender form engaging in repurchase transactions with the Collateral or otherwise pledging, repledging, transferring, hypothecating, or rehypothecating the Collateral. Nothing contained in this Loan Agreement shall obligate the Lender to segregate any Collateral delivered to the Lender by the Borrowers, however the

Lender shall be obligated to deliver the Collateral back to the Borrowers in accordance with, and subject to, the provisions of this Loan Agreement.

     11.14 Servicing.
           ---------

     (a) Each Borrower covenants to maintain or cause the servicing of the Mortgage Loans to be maintained in conformity with accepted and prudent servicing practices in the industry for the same type of mortgage loans as the Mortgage Loans and in a manner at least equal in quality to the servicing such Borrower provides for mortgage loans which it owns. In the event that the preceding language is interpreted as constituting one or more servicing contracts, each such servicing contract shall terminate automatically upon the earliest of (i) an Event of Default, (ii) the date on which all the Secured Obligations have been paid in full or (iii) the transfer of servicing approved by the Borrower.

     (b) If the Mortgage Loans are serviced by either Borrower, (i) such Borrower agrees that the Lender is the collateral assignee of all servicing records, including but not limited to any and all servicing agreements, files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, appraisals, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Mortgage Loans (the "Servicing Records"), and
(ii) such Borrower grants the Lender a security interest in all servicing fees and rights relating to the Mortgage Loans and all Servicing Records to secure the obligation of such Borrower or its designee to service in conformity with this Section and any other obligation of such Borrower to the Lender. Each Borrower covenants to safeguard such Servicing Records and to deliver them promptly to the Lender or its designee (including the Custodian) at the Lender's request.

     (c) If the Mortgage Loans are serviced by a third party servicer (such third party servicer, the "Servicer"), such Borrower (i) shall provide a copy of the servicing agreement to the Lender, which shall be in form and substance acceptable to the Lender (the "Servicing Agreement"); and (ii) hereby irrevocably assigns to the Lender and the Lender's successors and assigns all right, title, interest of such Borrower in, to and under, and the benefits of, any Servicing Agreement with respect to the Mortgage Loans.

     (d) If the servicer of the Mortgage Loans is either Borrower or the Servicer is an Affiliate of such Borrower, such Borrower shall provide to the Lender a letter from such Borrower or the Servicer, as the case may be, to the effect that upon the occurrence of an Event of Default and acceleration of the debt outstanding pursuant to Section 9 hereof, the Lender may terminate any Servicing Agreement and transfer servicing to its designee, at no cost or expense to the Lender, it being agreed that such Borrower will pay any and all fees required to terminate the Servicing Agreement and to effectuate the transfer of servicing to the designee of the Lender.

     (e) After the Funding Date, until the pledge of any Mortgage Loan is relinquished by the Custodian, the Borrowers will have no right to modify or alter the terms of such Mortgage Loan and the Borrowers will have no obligation or right to repossess such Mortgage Loan or substitute another Mortgage Loan, except as provided in the Custodial Agreement.

     (f) In the event either Borrower or its Affiliate is servicing the Mortgage Loans, such Borrower shall permit the Lender to inspect such Borrower's or its Affiliate's servicing facilities, as the case may be, for the purpose of satisfying the Lender that such Borrower or its Affiliate, as the case may be, has the ability to service the Mortgage Loans as provided in this Loan Agreement.

     11.15 Periodic Due Diligence Review. Each Borrower acknowledges that the Lender has the right to perform continuing due diligence reviews with respect to the Mortgage Loans, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and each Borrower agrees that upon reasonable (but no less than five Business Days prior notice, unless a Default shall have occurred, in which case no notice shall be required) to either Borrower, the Lender or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Mortgage Files and any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession or under the control of the Borrower and/or the Custodian. The Borrowers also shall make available to the Lender, on a reasonable basis, a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Mortgage Files and the Mortgage Loans. Without limiting the generality of the foregoing, each Borrower acknowledges that the Lender may make Loans to such Borrower based solely upon the information provided by such Borrower to the Lender in the Mortgage Loan Tape and the representations, warranties and covenants contained herein, and that the Lender, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Mortgage Loans securing such Loan, including without limitation ordering new credit reports and new appraisals on the related Mortgaged Properties and otherwise re-generating the information used to originate such Mortgage Loans. The Lender may underwrite such Mortgage Loans itself or engage a mutually agreed upon third party underwriter to perform such underwriting. Each Borrower agrees to cooperate with the Lender and any third party underwriter in connection with such underwriting, including, but not limited to, providing the Lender and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Mortgage Loans in the possession,or under the control, of such Borrower. Each Borrower further agrees that if a Default shall have occurred, the Borrowers shall reimburse the Lender for any and all out-of-pocket costs and expenses incurred by the Lender in connection with the Lender's activities pursuant to this Section 11.15 performed following such Default.

     11.16 Intent. The parties recognize that each Loan is a "securities contract" as that term is defined in Section 741 of Title 11 of the United States Code, as amended.

     11.17 Joint and Several Liability. Allied hereby acknowledges and agrees that it shall be jointly and severally liable for all representations, warranties, covenants, obligations and indemnities of the Borrowers hereunder. Business Mortgage Investors, Inc. hereby acknowledges and agrees that it shall be liable for all representations, warranties, covenants, obligations and indemnities of the Borrowers hereunder only to the extent of its pro rata portion of the Secured Obligations.


                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed and delivered as of the day and year first above written.

                                        BORROWERS

                                        ALLIED CAPITAL COMMERCIAL CORPORATION


                                        By /s/ Jon A. DeLuca
                                           ------------------------------------
                                                  Name: Jon A. DeLuca
                                                  Title: Chief Financial Officer


                                        Address for Notices:

                                        1666 K. Street, N.W.
                                        9th Floor
                                        Washington, D.C. 20006
                                        Attention: Mr. John M. Scheurer
                                        Telecopier No.: (202) 659-2053
                                        Telephone No: (202) 973-6332


                                        BUSINESS MORTGAGE INVESTORS, INC.



                                        By /s/ Jon A. DeLuca
                                           ------------------------------------
                                                  Name: Jon A. DeLuca
                                                  Title: Chief Financial Officer



                                        Address for Notices:
                                        1666 K. Street, N.W.
                                        9th Floor
                                        Washington, D.C. 20006
                                        Attention: Mr. John M. Scheurer
                                        Telecopier No.: (202) 659-2053
                                        Telephone No: (202) 973-6332

                                            LENDER

                                            MORGAN STANLEY MORTGAGE CAPITAL INC.




                                            By /s/ Marc Flamino
                                               ---------------------------------
                                                       Name: Marc Flamino
                                                       Title: Vice President


                                            Address for Notices:

                                            1585 Broadway
                                            New York, New York 10036
                                            Attention: Mr. Peter Mozer
                                            Telecopier No.: 212-761-0570
                                            Telephone No.: 212-761-2408